UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2007

ALPHATEC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52024	20-2463898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2051 Palomar Airport Road

Carlsbad, CA 92011

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (760) 431-9286

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On September 13, 2007, the issuer’s wholly owned subsidiary, Alphatec Spine, Inc. (“Alphatec Spine”) and JGMG Bengochea, LLC (“JGMG”) entered into an Exclusive License Agreement (the “License Agreement”) that provides Alphatec Spine with an exclusive worldwide license to develop and commercialize JGMG’s guided lumbar interbody fusion (“GLIF”) system. The GLIF system is designed to allow surgeons to perform a 360-degree minimally invasive procedure without the need for a second incision or repositioning of the patient, which is intended to reduce the length of the procedure, reduce the trauma to the patient and reduce the post-surgery recovery period.

The financial terms of the License Agreement include: (1) an issuance of the issuer’s common stock to JGMG, a portion of which common stock shall be subject to a five-year lockup period, with automatic waivers of such lockup to occur upon the achievement of certain milestone events; (2) design, regulatory and sales milestone payments that could begin to be achieved and paid by Alphatec Spine to JGMG in 2008; and (3) a royalty payment based on net sales of licensed products with minimum annual royalties beginning in 2010.

The License Agreement expires upon the later of 2027 and the last expiration date of the patents contained within any products. Alphatec Spine has the right to terminate the License Agreement for convenience upon 90 days prior written notice to JGMG. Each party has the right to terminate the License Agreement for material uncured breach by the other party.

A copy of the License Agreement referenced in this Item 1.01 will be filed with the issuer’s Quarterly Report on Form 10-Q for the period ending September 30, 2007 and this description is subject in all respects to the actual terms of the License Agreement.

Item 3.02	Unregistered Sales of Equity Securities

In connection with the execution of the License Agreement on September 13, 2007, the issuer issued 750,000 shares of its common stock to JGMG (“Common Stock”). 500,000 shares of the Common Stock are subject to a five-year lockup period, with automatic waivers of such lockup to occur upon the achievement of certain milestone events. The foregoing issuance of Common Stock was made pursuant to the exemption from registration provided by Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, since, among other things, the transaction does not involve a public offering, the investor had access to information about the issuer and its investment, the investor purchased the securities for investment and not resale, and the issuer is taking appropriate measures to restrict the transfer of the securities. Reference is made to the disclosure set forth under Item 1.01 of this report, which disclosure is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release dated September 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC.
Dated: September 13, 2007

/s/ Ebun S. Garner, Esq.
Ebun S. Garner, Esq.
General Counsel and Vice President, Compliance

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated September 13, 2007